MuniMae Announces Resolution to Trading Delay

BALTIMORE, Oct. 3, 2013 /PRNewswire/ -- Municipal Mortgage & Equity, LLC (OTC: MMAB) ("MuniMae", "the Company," "we", or "our") has confirmed with both the Securities and Exchange Commission ("SEC") and the Financial Industry Regulatory Authority ("FINRA") that the final procedural hurdles required to resume trading in our common shares are complete. As a result we expect FINRA to complete the removal of the trading restriction on the Company's common shares which should be effective tomorrow. The Company has confirmed that we will continue to trade under our prior trading symbol, MMAB, when trading resumes.

Broker-dealers that intend to act as market-makers in our shares should file the requisite Form 211 with FINRA at this time, if they have not already done so. The Company expects initial trading to be at a lower volume and at higher bid/ask spreads relative to historical experience. These conditions could persist until enough broker-dealers have entered the market on behalf of clients and pre-suspension market-making activities resume at more traditional levels. We believe that trading will return to normal over the next month, but there can be no assurances in this regard.

We appreciate the patience shown by our shareholders and market-makers throughout the past two weeks and we look forward to moving forward and creating shareholder value. The Company will not provide further communications on this process unless something changes in our expectation with regard to the resumption of trading tomorrow.

Cautionary Statement Regarding Forward-Looking Statements

This Release contains forward-looking statements intended to qualify for the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this Release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Release. These factors include changes in market conditions that affect the willingness of potential investors or lenders to provide us with debt or equity, changes in market conditions that affect the value or marketability of assets we own, changes in market conditions or other factors that affect our access to cash that we may need to meet our commitments to other persons, changes in interest rates or other conditions that affect the value of mortgage loans we have made, changes in interest rates that affect our cost of funds, tax laws, environmental laws or other conditions that affect the value of the real estate underlying mortgage loans we own, changes in tax laws or other things beyond our control that affect the tax benefits available to us and our investors, and the outcome of certain legal proceedings. Readers are cautioned not to place undue reliance on forward-looking statements. We have not undertaken to update any forward-looking statements in this Release.

MUNIMAE: INTEGRITY. INNOVATION. SERVICE.
www.MuniMae.com

CONTACT: MuniMae, Brooks Martin, Investor Relations, 855-650-6932